SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 13, 2003

FILM ROMAN, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-29642 (Commission File Number)	95-4585357 (IRS Employer Identification No.)

12020 Chandler Blvd., Suite 300

North Hollywood, California 91607

(Address of Principal Executive Offices) (ZIP Code)

(818) 761-2544

Registrant’s Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure

Film Roman (the “Company”) has entered into a letter agreement with IDT Corporation (“IDT”) whereby, in exchange for approximately 10 million shares of common stock of the Company, IDT will provide the Company with over $900,000 in cash and a line of credit of nearly $2.1 million, the outstanding balance of which can be converted into common stock of the Company. IDT will be entitled to a majority of the seats on the Board of Directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FILM ROMAN, INC.

Dated: May 15, 2003	By:	/s/ DIXON Q. DERN
Dixon Q. Dern, Secretary and Director

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